As filed with the Securities and Exchange Commission on September 7, 2021.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOSSIL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2018505 (I.R.S. Employer Identification No.)
901 S. Central Expressway
Richardson, Texas 75080
(972) 234-2525
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randy S. Hyne
Vice President, General Counsel and Secretary
Fossil Group, Inc.
901 S. Central Expressway
Richardson, Texas 75080
(972) 234-2525
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Garrett A. DeVries
Cynthia Mabry
Akin Gump Strauss Hauer & Feld LLP
2300 N. Field Street, Suite 1800
Dallas, Texas 75201
(214) 969-2800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Debt Securities(2)	$200,000,000	100%	$200,000,000	$21,820

(1)
The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o) under the Securities Act. The proposed maximum aggregate offering price is calculated excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.

(3)
We are registering $200,000,000 principal amount of debt securities (which may be senior or subordinated). If any debt securities are issued at an original issue discount, then the offering price may be increased to the extent not to exceed the proposed maximum aggregate offering price less the dollar amount of any securities previously issued.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 7, 2021
PROSPECTUS
$200,000,000
Debt Securities
We may offer and sell from time to time, in one or more series, our debt securities. Our debt securities may consist of debentures, notes or other types of debt. When we sell securities, we will determine the amounts and types of securities we will sell and the prices and other terms on which we will sell them. The aggregate offering price of the securities covered by this prospectus will not exceed $200,000,000.
We may sell securities, on a continuous or delayed basis, to or through underwriters, dealers or agents or directly to purchasers, or through a combination of these methods. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts.
Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplements will contain more specific information about the offering and the securities being offered. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.
You should carefully read this prospectus, the accompanying prospectus supplement and any applicable free writing prospectus, together with the documents we incorporate by reference, before you invest in our securities.
Investing in our securities involves risks. You should carefully consider the “Risk factors” referred to on page 1 of this prospectus, in the prospectus supplement, any applicable free writing prospectus and the documents incorporated or deemed incorporated by reference in this prospectus before investing in our securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is                 , 2021.

About this prospectus
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement, change or clarify information contained in this prospectus. Any statement that we make in this prospectus may be modified or superseded by any inconsistent statement made by us in a prospectus supplement prepared by us. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement.
The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should read this prospectus, any prospectus supplement and the information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation of certain information by reference.” The registration statement, including the exhibits and the documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC office mentioned under the heading “Where you can find additional information.”
This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.
We have not authorized anyone to give you any information or to make any representations other than those contained or incorporated by reference in this prospectus, a prospectus supplement and any applicable free writing prospectus. If you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus, a prospectus supplement or applicable free writing prospectus, you should not rely on that information. This prospectus, the accompanying prospectus supplement and any applicable free writing prospectus do not constitute an offer to sell anywhere or to anyone where or to whom we are not permitted to offer to sell securities under applicable law.
You should not assume that the information incorporated by reference or provided in this prospectus, the prospectus supplement or any applicable free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.
In this prospectus, “Fossil,” “we,” “us,” “our,” and the “Company” refer to Fossil Group, Inc. and its subsidiaries, unless otherwise indicated or the context otherwise requires.
Risk factors
An investment in our securities involves risks. Before you make a decision to buy our securities, you should read and carefully consider the risks and uncertainties discussed below under “Cautionary statement regarding forward-looking statements” and the risk factors set forth in our Annual Report on Form 10-K/A for the fiscal year ended January 2, 2021, and in the documents and reports that we file with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement or free writing prospectus. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

Cautionary statement regarding forward-looking statements
This prospectus and the documents incorporated by reference in this prospectus, include or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include all statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference in this prospectus, including statements regarding our future financial position, business strategy and the plans and objectives of management for future operations. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “forecast”, “outlook” “could,” “continue,” “would,” “project,” “predict,” “potential” or “will” and variations of these words or similar expressions are intended to identify forward-looking statements.
We have based these forward-looking statements largely upon our current expectations, estimates and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These statements reflect our beliefs and certain assumptions based upon information available to us at the time of this prospectus or the time of the documents incorporated by reference.
Such forward-looking statements are only predictions, which may differ materially from actual results or future events. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Among the factors that could cause our actual results to differ materially from those expressed in or implied by the forward-looking statements are: the effect of worldwide economic conditions; the impact of COVID-19; the length and severity of COVID-19; the pace of recovery following COVID-19 and the availability, widespread distribution and use of effective vaccines; significant changes in consumer spending patterns or preferences; interruptions or delays in the supply of key components; acts of war or acts of terrorism; loss of key facilities; data breach or information systems disruptions; changes in foreign currency valuations in relation to the U.S. dollar; lower levels of consumer spending resulting from COVID-19, a general economic downturn or generally reduced shopping activity caused by public safety (including COVID-19) or consumer confidence concerns; the performance of our products within the prevailing retail environment; customer acceptance of both new designs and newly-introduced product lines, including risks related to the expanded launch of connected accessories; changes in the mix of product sales; our ability to maintain proper inventory levels; financial difficulties encountered by customers and related bankruptcy and collection issues; the effects of vigorous competition in the markets in which we operate; compliance with debt covenants and other contractual provisions; risks related to the success of our business strategy and restructuring programs; the termination or non-renewal of material licenses; risks related to foreign operations and manufacturing; changes in the costs of materials, labor and advertising; government regulation and tariffs; our ability to secure and protect trademarks and other intellectual property rights; levels of traffic to and management of our retail stores; the outcome of current and possible future litigation; and risks and uncertainties described in the “Risk Factors” set forth in our periodic and other reports filed with the SEC which are incorporated by reference into this prospectus. See “Risk factors” above. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where you can find additional information.”

Fossil Group, Inc.
We are a design, innovation and distribution company specializing in consumer fashion accessories. We are a Delaware corporation formed in 1991 and are the successor to a Texas corporation formed in 1984. Our principal executive offices are located at 901 S. Central Expressway, Richardson, Texas 75080, and our telephone number at that address is (972) 234-2525. Our common stock is traded on the NASDAQ Global Select Market under the trading symbol “FOSL”. Our products include traditional watches, smartwatches, jewelry, handbags, small leather goods, belts and sunglasses. We design, develop, market and distribute products under our owned brands FOSSIL®, SKAGEN®, MICHELE®, RELIC® and ZODIAC® and licensed brands ARMANI EXCHANGE®, DIESEL®, DKNY®, EMPORIO ARMANI®, KATE SPADE NEW YORK®, MICHAEL KORS®, PUMA®, and TORY BURCH®. Based on our range of accessory products, brands, distribution channels and price points, we are able to target style-conscious consumers across a wide age spectrum on a global basis.

Use of proceeds
Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, capital expenditures, investments and the purchase, repurchase, repayment, redemption, defeasance, satisfaction or refinancing from time to time of all or a portion of any indebtedness or other securities, including our common stock, outstanding at a particular time. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

Description of debt securities
The following summary of the terms of our debt securities describes general terms that apply to the debt securities. The particular terms of any debt securities will be described more specifically in the prospectus supplement relating to such debt securities. We may issue debt securities in one or more series under an indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee, unless otherwise specified in the prospectus supplement.
The terms of the debt securities will include those stated in the indenture (including any supplemental indenture that specifies the terms of a particular series of debt securities) as well as those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.” The indenture will be subject to and governed by the terms of the Trust Indenture Act. The form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the indenture, see “Where you can find additional information.”
In this summary description of debt securities, all references to “we,” “us,” “our” and the “Company” refer solely to Fossil Group, Inc. and not to any of its subsidiaries.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent general, unsecured obligations of Fossil Group, Inc. and will rank equally with all of our other unsecured indebtedness and senior in right of payment to any subordinated indebtedness we may have. The debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness we may have to the extent of the assets securing that indebtedness.
The debt securities will rank structurally junior to all liabilities of our subsidiaries (excluding any amounts owed by such subsidiaries to the Company). Claims of creditors of our subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of any debt securities. Accordingly, any debt securities will be structurally subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.
The indenture does not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.
You should read the particular terms of the debt securities, which will be described in more detail in the prospectus supplement.
The following summary of our debt securities is not complete and may not contain all of the information you should consider. This description is subject to and qualified in its entirety by reference to the indenture and any form of certificates evidencing the debt securities.
General
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium or at a discount and, unless otherwise provided in the applicable supplemental indenture, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as the outstanding debt securities of such series, except that the additional debt securities may have a different date of original issuance, offering price and first interest payment date, and, unless otherwise provided in the applicable prospectus supplement, will be consolidated with, and form a single series with, such outstanding debt securities. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
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the title of the series;

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the aggregate principal amount of the series being offered;

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any limit on the aggregate principal amount;

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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

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whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

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the date or dates on which principal and, if applicable, premium and interest, is payable;

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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates and the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

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the place or places where principal and, if applicable, premium and interest, is payable;

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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities, including the redemption or repurchase price or prices;

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our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund;

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the denominations in which such debt securities may be issuable, if other than denominations of $1,000 and integral multiples of $1,000 in excess thereof;

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the currency of denomination and the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, then the manner in which such amounts will be determined;

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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

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the provisions, if any, with respect to amortization;

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any additional means of satisfaction and discharge of the indenture and any additional conditions or limitations to discharge with respect to the debt securities, or any modifications of or deletions from such conditions or limitations;

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any deletions or modifications of or additions to the covenants, events of default, acceleration provisions and remedial provisions described in this prospectus or in the indenture;

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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness;

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any restrictions or other provisions with respect to the transfer or exchange of the debt securities;

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whether the debt securities will be convertible to or exchangeable for other debt securities, or any of our other securities or property, and, if applicable, the terms and conditions for doing so;

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whether the debt securities will be defeasible;

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the priority and kind of any lien securing the debt securities and a brief identification of the property subject to such lien;

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whether the debt securities will be guaranteed, and, if so, the terms and conditions of such guarantees, and the names of, or the method of determination or identification of, the guarantors;

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any trustees, authenticating or paying agents, registrars, depositaries, interest rate calculation agents, exchange rate calculation agents or other agents for the debt securities; and

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any other terms of the debt securities.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.
We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
In addition, the indenture does not limit our ability to issue convertible, exchangeable or subordinated debt securities. Any conversion, exchange or subordination provisions of debt securities will be described in the relevant prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.
Form of Security
We may issue debt securities that will be represented by either:
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“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

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“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.
Certificated Debt Securities
If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the registrar’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.
You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.
Global Securities
If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.
The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of the Company, the trustee, any paying agent or the registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control
The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Fossil Group, Inc., or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Consolidation, Merger or Sale of Assets
Unless specified otherwise in the applicable prospectus supplement, we may not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other person or entity (a “Person”) or sell, assign (excluding any assignment solely as collateral for security purposes), transfer, lease or otherwise dispose of all or substantially all of the consolidated assets of the Company and our subsidiaries, taken as a whole, to any other Person, unless:
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(i) we are the surviving Person or (ii) if we are not the surviving Person, then the surviving Person formed by such consolidation or merger or the Person to which such assets are so sold, assigned, transferred, leased or otherwise disposed of shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and any such other surviving Person shall execute and deliver to the trustee a supplemental indenture expressly assuming the Company’s obligations under the debt securities and the indenture;

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immediately after giving effect to such transaction or series of related transactions, no event of default and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture; and

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we or any such other surviving Person will have delivered to the trustee an officers’ certificate and an opinion of counsel stating that the transaction or series of related transactions and supplemental indenture, if any, complies with the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

Upon any such consolidation, merger, sale, assignment, transfer, lease or disposition, the surviving Person (if not us) shall succeed to, and be substituted for, and may exercise every right and power of ours, and we shall (except in the case of a lease) be discharged from our obligations under the debt securities and the indenture.
Events of Default
Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to each series of debt securities:
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default for 60 days in payment of any interest or additional amounts in respect of taxes due and payable on the debt securities of that series;

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default in payment of principal of or premium, if any, on the debt securities of that series when due and payable, whether at maturity or upon acceleration, redemption, required repurchase or otherwise;

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default in the performance, or breach, of any covenant of the Company in the indenture or the debt securities of that series, and continuance of such default or breach for a period of 90 days after there has been given to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;

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our failure to deposit any sinking fund payment, if any, when due, in respect of any debt security of that series and continuance of such default for a period of 60 days; and

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certain events of bankruptcy, insolvency and reorganization of the Company.

We may change, eliminate or add to the events of default with respect to any particular series or any particular debt securities within a series, as indicated in the applicable prospectus supplement. A default under one series of debt securities will not necessarily be a default under any other series.
Unless specified otherwise in the applicable prospectus supplement, and subject to the Trust Indenture Act and the indenture, while the trustee generally must mail notice of a default or an event of default to the registered holders of the debt securities of the relevant series within 90 days after receiving written notice of such default or event of default (unless the default or event of default was already cured or waived), the trustee may withhold notice of any default or event of default (except in payment on the debt securities) if the trustee in good faith determines that the withholding of such notice is in the interest of the registered holders of that series of debt securities.
Unless specified otherwise in the applicable prospectus supplement, if an event of default (other than an event of default of the type described in the following sentence) occurs and is continuing with respect to the debt securities of a series, the trustee may, and at the direction of the registered holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series shall, declare the principal amount plus accrued and unpaid interest, premium and additional amounts, if any, on the debt securities of that series to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal amount plus accrued and unpaid interest, premium and additional amounts, if any, on the debt securities of the relevant series will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration, if such rescission would not conflict with a judgment or decree of a court of competent jurisdiction, if all events of default with respect to the debt securities of the relevant series have been cured or waived (other than the nonpayment of principal of the debt securities of such series which has become due solely by reason of the declaration of acceleration), and if certain other conditions have been met, then the registered holders of a majority in aggregate principal amount of debt securities of that series may rescind and cancel the declaration of acceleration and its consequences.
The holders of a majority in principal amount of the outstanding debt securities of a series generally, by written notice to the trustee, may waive any existing or past default or event of default under the indenture or the debt securities of that series. However, those holders may not waive any default or event of default regarding any payment of principal or interest on any debt securities of that series or compliance with any other provision that cannot be amended or supplemented without the consent of each holder affected as described below.
A holder of debt securities of a series may not pursue any remedy under the indenture or the debt securities of any series unless:
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the holder gives the trustee written notice of a continuing event of default for the debt securities of that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

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the holder offers to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

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the trustee fails to act for a period of 60 days after receipt of notice and offer of security or indemnity; and

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during that 60-day period, the holders of a majority in principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with the request.

These provisions, however, do not affect the right of a holder of debt securities of a series to sue for enforcement of payment of the principal of or interest on the holder’s debt securities on or after the respective due dates expressed in its debt securities.

We will deliver an officers’ certificate to the trustee annually regarding our compliance with our obligations under the indenture. Upon our becoming aware of any event of default, we are required to deliver to the trustee an officers’ certificate specifying such event of default.
Modification and Waiver
From time to time, we and the trustee may, without the consent of holders of debt securities of one or more series, amend or supplement the indenture or debt securities of one or more series, or waive compliance in a particular instance by us with any provision of the indenture or debt securities:
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to cure any ambiguity, omission, defect or inconsistency that does not adversely affect holders of debt securities of the relevant series in any material respect;

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to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset disposition permitted under the indenture;

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to provide for any guarantees of debt securities of one or more series; to provide for any security for debt securities of one or more series or for any such guarantees; or to modify or release any such guarantees or security in compliance with the terms of the indenture and the supplemental indenture or other instrument that provided for such guarantees or security;

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to comply with any requirement in connection with the qualification of the indenture under the Trust Indenture Act;

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to add covenants to debt securities of any series for the benefit of the holders of such debt securities or to surrender any rights we have under the indenture;

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to add events of default with respect to debt securities of the relevant series;

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to add circumstances under which we will pay additional interest on debt securities of the relevant series;

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to make any change that would provide any additional rights or benefits to the holders of debt securities of any series or that does not adversely affect the rights under the indenture of any such holder in any material respect;

•
to conform the provisions of the indenture to the “Description of debt securities” section in this prospectus and the description of such debt securities in any applicable prospectus supplement;

•
to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to change or eliminate any of the provisions of the indenture, on condition that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected by such change in or elimination of such provision in any material respect;

•
to supplement any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the defeasance and discharge of any series of debt securities as permitted under the indenture relating to such series; provided that any such action will not adversely affect the interests of the holders of debt securities of that or any other series in any material respect; or

•
to evidence and provide for the acceptance under the indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee.

Unless specified otherwise in this paragraph or in the applicable prospectus supplement, from time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities of such series, or waive compliance in a particular instance by us with any provision of the indenture or such debt securities. We may not, however, without the consent of each holder of the debt securities of such series affected by such action, modify or supplement the indenture or the debt securities of such series or waive compliance with any provision of the indenture or such debt securities in order to:
•
make any change in the percentage of principal amount of debt securities of that series whose holders must consent to an amendment, supplement or waiver or to make any change in this provision;

•
reduce any rate of interest or change the time for payment of interest on debt securities of that series;

•
reduce the principal amount of debt securities of that series or change their final stated maturity;

•
make payments on debt securities of that series payable in currency other than as originally stated in debt securities of that series;

•
reduce the amount payable upon, including any premium payable upon, the optional or mandatory redemption or repurchase of any debt security of that series or change the time (other than amendments related to notice provisions) at which any debt security of that series may be redeemed or required to be purchased;

•
change the provisions relating to the waiver of past defaults or impair the holder’s right to institute suit for the enforcement of any payment on debt securities (other than as set forth below); or

•
waive a continuing default or event of default regarding any principal or interest payment on debt securities of that series (except a rescission of acceleration of debt securities by holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration).

Special Rules for Action by Holders
Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities of that series in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding for that purpose. Any required approval or waiver must be given by written consent.
In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.
We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.
Satisfaction and Discharge
Our obligations under one or more series of debt securities and the indenture may be satisfied and discharged when either: (a) all outstanding debt securities of that series have been delivered to the trustee for cancellation or (b) we have deposited with the trustee as trust funds in trust solely for the benefit of the holders of such debt securities, after the debt securities of that series have become due and payable, or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise, any combination of cash in U.S. dollars or non-callable U.S. government obligations sufficient, without consideration of any reinvestment (in the case of a combination that includes non-callable U.S. government obligations, in the opinion of a nationally recognized investment bank, appraisal firm, firm of independent public accountants or our chief accounting officer), to pay and discharge the entire indebtedness on such debt securities of that series not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest and any additional amounts (if required under the indenture), if any, to the date of maturity or redemption. Such satisfaction and discharge is subject to terms contained in the indenture.
Defeasance
When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture.
If we irrevocably deposit with the trustee under the indenture any combination of cash in U.S. dollars or non-callable U.S. government obligations sufficient, without consideration of any reinvestment (in the case of a combination that includes non-callable U.S. government obligations, in the opinion of a nationally recognized investment bank, appraisal firm, firm of independent public accountants or our chief accounting officer), to make all payments on the debt securities of a series issued under the indenture on the dates those payments are due, then, at our option, either of the following will occur:
•
we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•
we will no longer have any obligation to comply with specified restrictive covenants, if any, with respect to the debt securities of that series and other specified covenants under the indenture, and certain specified events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is subject to legal defeasance, the holders of the debt securities of that series will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies, and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal and any premium, interest and additional amounts on the debt securities will also survive.
As a condition to defeasance, we will be required to deliver to the trustee an opinion of counsel (subject to customary assumptions and exclusions) that the deposit and related defeasance would not cause the holders of the debt securities to recognize gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
Regarding the Trustee
We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, as defined in Section 310(b) of the Trust Indenture Act, it must eliminate that conflict or resign.
Subject to the indenture, the holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.
In case an event of default has occurred and is continuing, the trustee shall exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to the indenture, the trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of debt securities only after those holders have offered the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense.

Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
Payments and Paying Agents
Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive payments will be governed by the rules and practices of the depositary and its participants.
Unless we inform you otherwise in a prospectus supplement, the trustee under the indenture will be designated as the paying agent for payments on debt securities issued under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment on the debt securities of that series are authorized or required by law, regulation or executive order to close.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
Regardless of who acts as paying agent, all money paid by us to a paying agent in connection with any defeasance that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee or any other paying agent.
Redemption or Repayment
If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable prospectus supplement.
We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.
Notices
Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be delivered in person, by facsimile (or other electronic means), by overnight air courier guaranteeing next business day delivery, or by first-class mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given at the time of delivery, if in person, when receipt is acknowledged, if sent by facsimile (or other electronic means), the next business day, if sent by overnight air courier guaranteeing next business day delivery, or five calendar days after being deposited in the mail, if mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
No Personal Liability of Directors, Officers, Employees and Stockholders
No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Plan of distribution
We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The prospectus supplement will include the following information:
•
the terms of the offering;

•
the names of any underwriters or agents;

•
the name or names of any managing underwriter or underwriters;

•
the purchase price of the securities;

•
the net proceeds from the sale of the securities;

•
any delayed delivery arrangements;

•
any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any commissions paid to agents.

Sale through underwriters or dealers
If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
The securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct sales and sales through agents
We may sell the securities directly, and not through underwriters or agents. Securities may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent.

Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed delivery contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General information
We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Certain agents, dealers and underwriters, and their associates and affiliates, may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.
Pursuant to a requirement of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being offered by this prospectus.
In the event that more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121(a).

Incorporation of certain information by reference
The SEC allows us to “incorporate by reference” certain information we have filed with them, which means that we can disclose important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below:
•
Our Annual Report on Form 10-K/A for the fiscal year ended January 2, 2021 filed with the SEC on April 5, 2021;

•
The information specifically incorporated by reference into our Annual Report on Form 10-K/A for the fiscal year ended January 2, 2021 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 7, 2021;

•
Our Quarterly Reports on Form 10-Q for the quarterly periods ended April 3, 2021 and July 3, 2021, filed with the SEC on May 13, 2021 and August 12, 2021, respectively; and

•
Our Current Reports on Form 8-K, filed with the SEC on March 10, 2021 and May 21, 2021.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement related to this prospectus and prior to the termination of the offering of the securities described in this prospectus, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing such documents. Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor in any document or information deemed to have been “furnished” and not “filed” in accordance with SEC rules.
Information contained in this prospectus modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.
We will provide, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) at no cost. We can be contacted at the address and phone number indicated below:
Fossil Group, Inc.
901 S. Central Expressway
Richardson, Texas 75080
Attention: Investor Relations
(972) 234-2525
Where you can find additional information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings, and this registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also inspect our periodic reports, proxy statements and other information at our website, http://www.fossilgroup.com/investors/. The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.
Legal matters
The validity of the securities being offered by this prospectus will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

Experts
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Fossil Group, Inc.’s Annual Report on Form 10-K/A, and the effectiveness of Fossil Group, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$200,000,000
Debt Securities

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other expenses of issuance and distribution.
The following table sets forth the estimated fees and expenses expected to be incurred by the registrant in connection with the registration of the debt securities:
Amount
Securities and Exchange Commission registration fee		$21,820
Legal fees and expenses (including Blue Sky fees and expenses)		*
Accounting fees and expenses		*
Trustee fees and expenses		*
Printing expenses		*
Rating agencies’ fees		*
Miscellaneous		*
Total	$	*

*
These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated as of the date of this prospectus.

Item 15. Indemnification of directors and officers.
Delaware General Corporation Law
Section 145(a) of the Delaware General Corporation Law, or the “DGCL,” provides that a corporation may indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that they are or were a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.
Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that they are or were a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of such action or suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because they have met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even if such directors do not constitute a quorum of the Board of Directors, (2) by a committee of such directors designated by a majority vote of such directors, even if such directors do not constitute a quorum of the Board of Directors, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former director or officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
Certificate of Incorporation
Our Third Amended and Restated Certificate of Incorporation, as amended, provides that none of our directors shall be personally liable to our company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to our company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, the liability of our directors, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the DGCL, as so amended. Further, any repeal or modification of the provision of the Third Amended and Restated Certificate of Incorporation, as amended, described herein by our stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of any of our directors existing at the time of such repeal or modification.
Bylaws
Our Fifth Amended and Restated Bylaws provide that each person who was or is made a party or is threatened to be made a witness in or party to any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors, officers, employees or agents or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust employee benefit plan or other enterprise, shall be indemnified by our company to the fullest extent authorized by the DGCL, as in effect or as it may be amended from time to time, against all expense, liability and loss (including without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a proceeding) reasonably incurred by such person in connection therewith.

Item 16. Exhibits.
Exhibit Number	Exhibit Description
1.1**	Form of Underwriting Agreement.
4.1*	Form of Senior Indenture.
4.2**	Form of Debt Security.
5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in its opinion filed as Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included on the signature pages hereto).
25.1*	Statement of Eligibility of Trustee on Form T-1.

*
Filed herewith.

**
To be filed, if necessary, by amendment or filed as an exhibit to a Current Report on Form 8-K at a later date in connection with a specific offering of securities and to be incorporated herein by reference.

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(b)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)   That, for purposes of determining liability under the Securities Act to any purchaser:

(i)   Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(e)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:
(i)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii)   For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on September 7, 2021.
FOSSIL GROUP, INC.
By:
/s/ Kosta N. Kartsotis

Name:
Kosta N. Kartsotis

Title:
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Randy S. Hyne, Jeffrey N. Boyer and Sunil M. Doshi, each acting alone, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, including, without limitation, additional registration statements filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Kosta N. Kartsotis Kosta N. Kartsotis	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	September 7, 2021
/s/ Sunil M. Doshi Sunil M. Doshi	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Accounting Officer)	September 7, 2021
/s/ Mark R. Belgya Mark R. Belgya	Director	September 7, 2021
/s/ William B. Chiasson William B. Chiasson	Director	September 7, 2021
/s/ Kim H. Jones Kim H. Jones	Director	September 7, 2021
/s/ Kevin Mansell Kevin Mansell	Director	September 7, 2021
/s/ Diane L. Neal Diane L. Neal	Director	September 7, 2021
/s/ Marc R. Y. Rey Marc R. Y. Rey	Director	September 7, 2021
/s/ Gail B. Tifford Gail B. Tifford	Director	September 7, 2021